As filed with the Securities and Exchange Commission on November 9, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NOMAD ROYALTY COMPANY LTD.
(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Nomad Royalty Company Ltd.

1275 Av. des Canadiens-de-Montréal, Suite 500
Montreal, Québec, Canada H3B 0G4
(438) 538-7555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204

Newark, Delaware 19711

(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Elif Lévesque Nomad Royalty Company Ltd. 1275 Av. des Canadiens-de-Montréal, Suite 500 Montreal, Québec, Canada H3B 0G4 (438) 538-7555	Martin C. Glass Jenner & Block LLP 919 Third Avenue New York, New York 10022-3908 (212) 891-1672	Sébastien Bellefleur Fasken Martineau DuMoulin LLP 800 Square-Victoria, Suite 3500 Montreal, Québec, Canada H4Z 1E9 (514) 397-7445

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Shares (no par value)	2,660,000	US$7.39	US$19,657,400.00	US$1,822.24

(1) Based on the average of the high (US$7.60) and low (US$7.17) prices of the common shares of Nomad Royalty Company Ltd. on the New York Stock Exchange on November 5, 2021, and estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

NOMAD ROYALTY COMPANY LTD.

COMMON SHARES

DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN

This prospectus covers 2,660,000 common shares, without par value (“Common Shares”) of Nomad Royalty Company Ltd. (the ”Company”, “Nomad”, “we” or “us”) that may be purchased under our dividend reinvestment plan (the “Plan”). The Plan provides holders of our Common Shares with a simple and convenient method of investing cash dividends declared on our Common Shares in additional Common Shares (less any applicable withholding tax).

Under the Plan, holders of our Common Shares resident in Canada, the United States, Bermuda or Cayman Islands may obtain additional Common Shares by automatically reinvesting all or any portion of the cash dividends paid on Common Shares held by the Plan without paying any brokerage commissions, administrative costs or other service charges.

The Common Shares acquired by Computershare Trust Company of Canada (“Computershare” or the “Plan Agent”) under the Plan will, at our sole election, either be Common Shares issued from the treasury by us (the “Treasury Purchase”) or be Common Shares acquired on the open market (the “Market Purchase”) through the facilities of the Toronto Stock Exchange (the “TSX”) and/or any other alternative Canadian market. The purchase price of Common Shares in a Treasury Purchase will be the weighted average trading price of the Common Shares on the TSX during the five trading days immediately preceding a dividend payment date, less a discount, if any, of up to 5% at our sole election (the “Average Market Price”). The purchase price of Common Shares in a Market Purchase will be the average price per Common Share paid by the Plan Agent for all the Common Shares so acquired, the Common Shares will be purchased within one business day at any point during the three business days following the dividend payment date. The dividends will be denominated in Canadian dollars.

We currently pay quarterly dividends on our Common Shares, which have historically been paid quarterly in respect of periods ended March 31, June 30, September 30 and December 31 on such dates as are determined by our board of directors. The rate at which we pay dividends takes into account all factors that our board of directors considers relevant from the perspective of the Company, including our available cash flow, financial condition and capital requirements. While we currently expect to pay dividends on a quarterly basis, any decision to declare dividends is at the discretion of our board of directors.

Our Common Shares are listed on both the TSX and the New York Stock Exchange (the ”NYSE”) under the symbol “NSR”.  Our Common Shares are also quoted for trading on the Frankfurt Stock Exchange (the “FSE”) under the symbol “IRL”. On November 8, 2021, being the last trading day prior to the date of this prospectus, the closing prices of our Common Shares on the TSX, the NYSE and the FSE were C$9.50, US$7.63 and €6.15, respectively.

We cannot estimate anticipated proceeds from the further sale of Common Shares under the Plan, which will depend on the market price of the Common Shares, the extent of shareholder participation in the Plan and other factors. We will not pay underwriting commissions in connection with the Plan, but will incur costs of approximately US$139,500 in connection with this offering.

The Plan was adopted on November 8, 2021.

Investing in our Common Shares involves risks. See “Risk Factors” and “Forward-Looking Statements” on page 3 of this prospectus for a discussion of certain factors relevant to an investment in our Common Shares.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 9, 2021.

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ABOUT THIS PROSPECTUS

You should rely only upon the information contained in or incorporated by reference into this prospectus and on other information included in the registration statement of which this prospectus forms a part. We have not authorized anyone to provide you with information that is different than the information included in or incorporated by reference into this prospectus. The information incorporated by reference into this prospectus is current only as of its date. We are not making an offer of common shares in any jurisdiction where the offer is not permitted by law.

In this prospectus (excluding the documents incorporated by reference into this prospectus), unless the context requires otherwise, references to Nomad, the “Company”, “we”, “us” and “our” refer to Nomad Royalty Company Ltd. and the subsidiaries through which it conducts its business.

Our consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), and are presented in United States dollars.

Before you invest, you should read this prospectus together with the information incorporated by reference into this prospectus and the additional information described below under the heading “Where You Can Find More Information”. You should refer to the registration statement of which this prospectus forms a part and the exhibits to the registration statement for further information.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) and, accordingly, we file reports with and furnish other information to the Securities and Exchange Commission (the “SEC”). Under a multijurisdictional disclosure system adopted by the United States, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. For example, the Company is exempt from the rules under Section 14 of the Exchange Act prescribing the furnishing and content of proxy statements, and the Company’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Internet address of that site is www.sec.gov. The SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system at www.sec.gov contains reports and other information about us and all public documents that we file electronically with the SEC. Our Internet address is www.nomadroyalty.com.

We are also a reporting issuer in each of the provinces of Canada and are required to file through the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval (“SEDAR”), the Canadian equivalent of the SEC’s EDGAR system, at www.sedar.com, periodic reports, including annual information form, audited annual financial statements and unaudited quarterly financial statements, material change reports and management proxy circulars and related materials for annual and special meetings of our shareholders. In addition, substantially all of the disclosure materials that we file with the SEC are also available on SEDAR.

We have filed with the SEC under the U.S. Securities Act of 1933, as amended (the “Securities Act”), a registration statement on Form F-3 relating to our dividend reinvestment plan of which this prospectus is a part. This prospectus does not contain all of the information set forth in such registration statement, and you should refer to the registration statement and its exhibits to read that information. For further information about us and our Common Shares, you are encouraged to refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the provisions of documents filed as exhibits are not necessarily complete, and in each instance reference is made to the copy so filed that is included as an exhibit to the registration statement, and each such statement in this prospectus is qualified in all respects by such reference.

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DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain documents that we file with or furnish to the SEC. This means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. References to this prospectus, unless otherwise stated, include the documents incorporated by reference herein. The following documents, which we have filed with or furnished to the SEC are specifically incorporated by reference in this prospectus:

1.	Our annual report on Form 40-F for the fiscal year ended December 31, 2020 dated March 30, 2021 and filed with the SEC on March 31, 2021 (the “Annual Report on Form 40-F”).

2.

Our notice of annual and special meeting of shareholders and management information circular, dated April 7, 2021, relating to the annual and special meeting of our shareholders held on May 10, 2021, attached as Exhibits 99.1 and 99.2, respectively, to Form 6-K filed with the SEC on April 12, 2021.

3.

Our unaudited condensed consolidated interim financial statements for the three and nine months ended September 30, 2021 and 2020, attached as Exhibit 99.1 to the Form 6-K dated November 3, 2021 and filed with the SEC on November 4, 2021 (the “Interim Financial Statements”).

4.

Our management’s discussion and analysis for the three and nine months ended September 30, 2021, attached as Exhibit 99.2 to the Form 6-K dated November 3, 2021 and filed with the SEC on November 4, 2021.

5.

The description of our Common Shares contained in our Registration Statement on Form 8-A, filed with the SEC on August 30, 2021, and any amendment or report filed for the purpose of updating such description.

6.	Our material change report dated November 8 , 2021, attached as Exhibit 99.1 to the Form 6-K filed with the SEC on November 8, 2021.

All subsequent annual reports on Form 40-F, 20-F or 10-K, and all subsequent filings on Form 10-Q or Form 8-K filed by us pursuant to the Exchange Act prior to the termination of this offering will be incorporated by reference into this prospectus as of the date of the filing of such annual reports. In addition, we may incorporate by reference into this prospectus subsequent reports on Form 6-K that we furnish to the SEC prior to the termination of this offering to the extent we expressly provide therein.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or therein or in any other later filed document that is also incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified shall not be deemed, except as so modified, to constitute a part of this prospectus. Any such statement so superseded shall be deemed not to constitute a part of this prospectus.

You may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents unless delivery of the exhibits is specifically requested. Requests should be directed to our principal executive offices, Attention: Corporate Secretary, 1275 Av. des Canadiens-de-Montréal, Suite 500, Montreal, Québec Canada H3B 0G4, Telephone number: 1-438-538-7555.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES IN THE UNITED STATES

We are incorporated under the federal laws of Canada. The majority of the Company’s directors and officers and the experts named in this prospectus are residents of Canada. Also, the majority of the Company’s assets and the assets of these persons are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of Common Shares who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. As a result, it may be difficult for shareholders to initiate a lawsuit within the United States against these non-United States residents, or to enforce judgments in the United States against the Company or these persons that are obtained in a United States court. Fasken Martineau DuMoulin LLP, the Company’s Canadian legal counsel, has advised the Company that a monetary judgment of a U.S. court predicated solely upon the civil liability provisions of U.S. federal securities laws would likely be enforceable in Canada if the U.S. court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. The Company cannot provide assurance that this will be the case. It is less certain that an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.

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RISK FACTORS

Before you decide to participate in the Plan and invest in our Common Shares, you should be aware of the following material risks in making such an investment. You should consider carefully these risk factors together with all risk factors and information included or incorporated by reference in this prospectus, including the risk factors set forth in our Annual Report on Form 40-F, before you decide to participate in the Plan and purchase Common Shares. In addition, you should consult your own financial and legal advisors before making an investment.

Risks Related to Our Common Shares

Holders of Common Shares are entitled to receive dividends if, as and when declared by our board of directors out of funds legally available for such payments. Our board of directors may determine at any time to decrease or discontinue the payment of dividends by the Company. The Canada Business Corporation Act provides that a corporation may not declare or pay a dividend if there are reasonable grounds for believing that the corporation is, or would be after the payment of the dividend, unable to pay its liabilities as they become due or the realizable value of its assets would thereby be less than the aggregate of its liabilities and stated capital of all classes of shares of its capital.

Risks Related to the Plan

You will not know the price of the Common Shares you are purchasing under the Plan at the time you authorize the investment or elect to have your dividends reinvested.

The price of our Common Shares may fluctuate between the time you decide to purchase Common Shares under the Plan and the time of actual purchase. In addition, during this time period, you may become aware of additional information that might affect your investment decision, but you may be unable to revoke your instructions once they are given.

Under the Plan, we reserve the right to amend, suspend or terminate the Plan at any time. We will send written notice to participants of any material amendment, suspension or termination. Any amendment of the Plan which materially affects the rights of participants in the Plan will be subject to the prior approval of the TSX. If the Plan is terminated, the Plan Agent will remit to participants direct registration system advices or certificates registered in their name for whole Common Shares, together with the proceeds from the sale of any fractions of Common Shares. If the Plan is suspended, subsequent dividends on Commons Shares will be paid in cash.

The Company may be a “passive foreign investment company,” or “PFIC”, under applicable U.S. income tax rules, which could result in adverse tax consequences for United States investors.

If the Company is a PFIC for any year during a U.S. holder’s holding period, a U.S. holder may be subject to increased tax liability (including ordinary income rates and a possible interest charge) upon the sale or other disposition of its shares or upon the receipt of certain distributions treated as “excess distributions” under rules applicable to PFICs.

The U.S. Treasury Department has not issued specific guidance on how the income and assets of a non-U.S. corporation such as the Company will be treated under the PFIC rules. Based on the Company’s current and anticipated business activities and financial expectations, it may be a PFIC for its current tax year and the foreseeable future, and may have been a PFIC for prior taxable years.

The determination whether a corporation is, or will be, a PFIC for a particular tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations and, in some cases, uncertainty. In addition, whether any corporation is a PFIC for any tax year depends on its assets and income over the course of such tax year, and, as a result, the Company’s PFIC status for its current tax year and any future tax year may be difficult to predict with certainty. The PFIC rules applicable to U.S. holders are complex. Each U.S. holder should consult its own tax adviser regarding the PFIC status of the Company. See “United States Federal Income Tax Considerations.”

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FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” and “forward-looking information” within the meaning of applicable securities laws that are based on our management’s belief and assumptions and on information currently available to our management, collectively, “forward-looking statements”. In some cases, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “could”, “would”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “project”, “predict”, “intend”, “potential”, “continue” and similar expressions intended to identify forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	the COVID-19 pandemic;
•	changes in commodity prices;
•	limited or lack of control over the operation of properties and the operators’ failure to perform or decision to cease or suspend operations;
•	adverse developments related to any material projects on material properties;
•	failure to achieve commercial production by properties;
•	changes in operators and any failure of such operator;
•	acquisition of interests in respect of speculative properties;
•	limited access to data and disclosure regarding the operation of properties;
•	dependence on the operators for the calculation of certain payments;
•	dependence on the payment or delivery by the owners and operators of the properties;
•	global financial conditions;
•	counterparty and liquidity risk;
•	failure by operators to honour royalty, stream and other interests;
•	unsecured or subordinated interests;
•	foreign exchange;
•	failure by operators to replace depleted mineral reserves and mineral resources;
•	acquisitions involving the issuance of the Company’s securities or the incurrence of indebtedness;
•	increased competition for royalties, streams and other interests;
•	mergers and amalgamations;
•	rights in favour of others or third parties;
•	failure to obtain adequate or favourable financing;
•	attraction and retention of qualified management and technical personnel;
•	conflicts of interest;
•	interpretation of tax legislation and accounting rules;
•	inability to repay indebtedness and comply with obligations under future credit facilities;
•	dependence on information systems;
•	reputational damage;
•	indirect exposure to many of the same risks affecting the owners and operators of properties;
•	dependence on operators’ employees;
•	differences between actual and estimated mineral reserves and mineral resources;
•	uncertainty relating to inferred mineral resources;
•	inaccuracy of production forecasts;
•	exploration and development of mineral properties;
•	defects in title to properties underlying the Company’s interests;
•	litigation affecting the properties underlying the Company’s interests;
•	defects or disputes relating to the Company’s interests;
•	challenges and risks associated with an expansion of Company’s business beyond the acquisition of royalties, streams or other interests;
•	delays or a failure by an operator to obtain, comply with or maintain property rights;

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•	permits and licences, construction, development and/or expansion in relation to the mines, projects and properties in respect of which the Company holds an interest;
•	environmental and endangered species laws and regulations;
•	international climate change initiatives;
•	foreign jurisdictions and developing economies;
•	changes in government regulation;
•	operations in developing economies;
•	corruption and anti-bribery law violations;
•	availability of adequate infrastructure;
•	indigenous peoples;
•	environment, social and governance (ESG) matters;
•	adverse tax consequences of foreign income;
•	uninsured risks;
•	loss of entire investment;
•	market fluctuations;
•	sale or issuance of a significant number of common shares into public markets;
•	significant influence of the Orion Group;
•	future offerings of debt securities;
•	issuance of additional equity;
•	discretionary issuance of dividends;
•	no existing trading market for preference shares, subscription receipts, warrants, debt securities or units,
•	issuance of unsecured debt;
•	discretion concerning the use of proceeds;
•	increased costs as a result of being a public company in Canada and the United States; and
•	possible changes to applicable tax rules and the determination whether the Company is a “passive foreign investment company” under applicable U.S. federal income tax rules.

Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these risks and uncertainties, the forward-looking statements and circumstances discussed in this prospectus and the documents incorporated by reference may not occur, and you should not place undue reliance on these forward-looking statements. We discuss many of our risks in greater detail under the “Risk Factors” section of our annual information form for the year ended December 31, 2020 attached as Exhibit 99.1 to our Annual Report on Form 40-F, but additional risks and uncertainties, including those that we do not know about or that we currently believe are immaterial, may also adversely affect the forward-looking statements, our business, financial condition and prospects. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. We undertake no obligation and do not intend to update or revise these forward-looking statements, unless required by applicable law. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, with these cautionary statements.

ESTIMATES OF MINERAL RESERVES AND MINERAL RESOURCES

The mineral reserve and mineral resource estimates contained in this prospectus and the documents incorporated by reference herein have been prepared in accordance with the Canadian Securities Administrators’ National Instrument 43-101 — Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining and Metallurgy Classification System. These standards are similar to those used by the SEC Industry Guide No. 7, as interpreted by the SEC Staff (“Guide 7”). However, the definitions in NI 43-101 differ in certain respects from those under Guide 7. Accordingly, mineral reserve and mineral resource information contained or incorporated by reference herein may not be comparable to similar information disclosed by U.S. companies. Under Guide 7, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made.

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For United States reporting purposes, the SEC has adopted amendments to its disclosure rules (the “SEC Modernization Rules”) to modernize the mining property disclosure requirements for issuers whose securities are registered with the SEC under the Exchange Act, which became effective February 25, 2019. The SEC Modernization Rules more closely align the SEC’s disclosure requirements and policies for mining properties with current industry and global regulatory practices and standards, including NI 43-101, and replace the historical property disclosure requirements for mining registrants that were included in Guide 7. Issuers had to begin complying with the SEC Modernization Rules in their first fiscal year beginning on or after January 1, 2021. Guide 7 will remain effective until all issuers are required to comply with the SEC Modernization Rules, at which time Guide 7 will be rescinded.

As a result of the adoption of the SEC Modernization Rules, the SEC now recognizes estimates of “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources”. In addition, the SEC has amended the definitions of “proven mineral reserves” and “probable mineral reserves” in the SEC Modernization Rules, with definitions that are substantially similar to those used in NI 43-101.

United States investors are cautioned that while the SEC now recognizes “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources”, investors should not assume that any part or all of the mineral deposits in these categories will ever be converted into a higher category of mineral resources or into mineral reserves. These terms have a great amount of uncertainty as to their economic and legal feasibility. Accordingly, investors are cautioned not to assume that any “measured mineral resources”, “indicated mineral resources”, or “inferred mineral resources” that the Company reports herein are or will be economically or legally mineable.

Further, “inferred mineral resources” have a great amount of uncertainty as to their existence and as to their economic and legal feasibility. It cannot be assumed that any part or all of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian regulations, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in limited circumstances. Investors are cautioned not to assume that any part or all of an inferred mineral resource exists, or is or will ever be economically or legally mineable.

The mineral reserve and mineral resource data contained or incorporated by reference herein are estimates, and no assurance can be given that the anticipated tonnages and grades will be achieved or that the indicated level of recovery will be realized.

CAUTIONARY NOTE REGARDING TECHNICAL AND THIRD PARTY INFORMATION

Except where otherwise stated, the disclosure in this prospectus and in the documents incorporated by reference herein and therein relating to properties and operations on the properties in which the Company holds or proposes to acquire a royalty, stream or other interest is based on information publicly disclosed by the owners or operators of these properties and information/data available in the public domain as at the date hereof or as of the date of (or as specified in) this prospectus or the documents incorporated by reference herein and therein, as applicable, and none of this information has been independently verified by the Company. As a holder of royalties, streams and other interests, the Company generally has limited, if any, access to the properties included in or relating to its asset portfolio. The Company may from time to time receive operating information from the owners and operators of the mining properties, which it is not permitted to disclose to the public. Therefore, in preparing disclosure pertaining to the properties in which the Company holds royalties, streams or other interests and the operations on such properties, the Company is dependent on information publicly disclosed by the owners or operators of these properties and information or data available in the public domain and generally has limited or no ability to independently verify such information or data. Although the Company has no knowledge that such information or data is incomplete or inaccurate, there can be no assurance that such third party information or data is complete or accurate. Additionally, some information or data publicly reported by the owners or operators may relate to a larger property than the area covered by the royalties, streams or other interests of the Company.

The disclosure in this prospectus and in the documents incorporated by reference herein and therein relating to mineral reserve and mineral resource statements for individual properties is made as at the dates indicated. In addition, numerical information contained in this prospectus and in the documents incorporated by reference herein and therein which has been derived from information publicly disclosed by owners or operators may have been rounded by the Company and, therefore, there may be some inconsistencies within the information presented in this prospectus or the documents incorporated by reference herein and therein, on the one hand, and with respect to significant figures presented in the information publicly disclosed by owners or operators, on the other hand.

THE COMPANY

Nomad is a gold and silver stream and royalty company that purchases rights to a certain percentage of the gold or silver produced from a mine, generally for the life of the mine. Nomad owns a portfolio of 15 royalty, stream and other similar assets, of which 8 are on currently producing mines. Nomad plans to grow its low-cost production profile through the acquisition of additional producing and near-term producing gold and silver streams and royalties and intends to focus on a high degree of diversification both in terms of the number of assets and jurisdictions.

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The Company’s head and registered office is located at 1275 Avenue des Canadiens-de-Montréal, Suite 500, Montreal, Québec, Canada H3B 0G4, and the Company’s phone number is 1-438-538-7555.

The Company is governed by the Canada Business Corporations Act, after having been continued previously from the Business Corporations Act (British Columbia) on December 20, 2019.

The Company’s Common Shares are listed on both the TSX and the NYSE under the symbol “NSR”. The Company’s Common Shares are also quoted for trading in Germany on the FSE under the symbol “IRL”.

USE OF PROCEEDS

We have no basis for estimating precisely either the number of Common Shares that may be sold under the Plan or the prices at which such shares may be sold under the Plan. The amount of the proceeds that we receive will depend upon the Average Market Price of the Common Shares, the extent of shareholder participation in the Plan and other factors. We intend to use any proceeds from the sale of Common Shares under the Plan for general corporate purposes.

THE DIVIDEND REINVESTMENT PLAN

The following summary of our Plan is intended as a general guide to the main features of the Plan and may omit information that is important to you. You should carefully read the entire text of the Plan in the registration statement of which this prospectus forms a part before you decide to participate in the Plan. Capitalized terms not defined in this section have the meanings given to them in the Plan.

WHAT IS THE PURPOSE OF THE PLAN?

The Plan allows eligible registered holders of our Common Shares to acquire additional Common Shares through reinvestment of cash dividends paid on their shareholdings. Dividends that Participants have elected to reinvest will be used to purchase Common Shares in the open market or by issuance from treasury (less a discount, if any, of up to 5%) as elected by the Company. The Company will provide advance notification to Participants if and when an election is made to change the method of purchasing Common Shares under the Plan.

We currently pay quarterly dividends on our Common Shares. The rate at which we pay dividends takes into account all factors that our board of directors considers relevant from the perspective of our Company, including our available cash flow, financial condition and capital requirements. While we currently expect to pay dividends on a quarterly basis, the decision to declare dividends is at the discretion of our board.

We have retained the Plan Agent, namely Computershare Trust Company of Canada, to act as agent for the participants in the Plan.

On November 8, 2021, our board of directors adopted a resolution authorizing the issuance of up to an additional 2,660,000 Common Shares pursuant to the Plan.

WHAT ARE THE MAIN ADVANTAGES OF ENROLLING IN THE PLAN?

Before deciding whether to participate in the Plan, you should consider the following advantages of the Plan, together with the other information about us and the Plan contained in this prospectus and incorporated by reference to other documents we have filed with or furnished to the SEC. The main advantages of enrolling in the Plan are as follows:

•	The Plan provides participants with the opportunity to automatically invest the cash dividends, if any, paid on the Common Shares they hold.
•

Common Shares purchased with cash dividends (less any withholdings under applicable tax laws) under the Plan will be purchased by either (i) newly issued Common Shares issued from treasury by us at the Average Market Price, less any discount applicable under the Plan as established by Nomad from time to time within the range of nil to 5%, or (ii) purchased by the Plan Agent on the open market through the facilities of the TSX and/or any other alternative Canadian market at the average price (excluding any brokerage commissions, administrative costs or other service charges) per Common Share paid by the Plan Agent. Dividends and Average Market Price will be denominated in Canadian dollars.

•

Dividends can be fully invested in additional Common Shares because the Plan permits fractional shares to be credited to your account. Dividends on fractional shares will be reinvested in additional Common Shares.

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•	Participants will not pay any brokerage commissions, administrative costs or other service charges for purchases of Common Shares under the Plan.
•	Ability to have the Plan Agent sell your Plan Shares for you at a very reasonable cost.
•	We will pay all of the administrative costs associated with the Plan.
•	Convenient tracking of your Plan Shares with quarterly statements.

Shareholders considering participating in the Plan should carefully consider the matters noted under “Risk Factors” and “Forward-Looking Statements” prior to enrolling in the Plan.

WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

The Plan is available to our shareholders who hold at least one whole Common Share and who reside in Canada, the United States, Bermuda or the Cayman Islands. Registered shareholders (which means shareholders who hold Common Shares in their own name) may enroll directly in the Plan. Beneficial shareholders (which means shareholders who hold their Common Shares through a financial advisor, broker, investment dealer, bank, financial institution or other nominee) may also be able to participate in the Plan through their nominees (such Plan participant being a “Beneficial Participant”) but should contact their financial advisor, broker, investment dealer, bank, financial institution or other nominee to determine the procedure for participation in the Plan. We cannot require or control an intermediary’s determination as to whether to participate in the Plan or any procedures adopted by any intermediary with respect to the Plan.

HOW DO I ENROLL IN THE PLAN IF MY COMMON SHARES ARE REGISTERED IN MY NAME?

If your Common Shares are registered in your name, you may participate in the Plan by choosing to reinvest the cash dividends, if any, less applicable Canadian withholding tax, paid on the Common Shares that you hold. See “What are my dividend reinvestment options?” below for details regarding the different elections you can make under the Plan. You can enroll online through the Plan Agent’s self-service web portal, Investor Centre, at www.investorcentre.com/Nomad or by completing a Reinvestment Enrollment—Participant Declaration Form and returning it to the Plan Agent within the applicable deadlines described below. To obtain an enrollment package, contact Computershare at 1-800-564-6253 if you are in the United States or Canada, at 1-514-982-7555 if you are outside of North America or access the Form online at www.investorcentre.com/Nomad. Additionally you may access an enrollment form at any time through the “Investors – Dividend” section of our website at www.nomadroyalty.com.

HOW DO I PARTICIPATE IN THE PLAN IF I AM A BENEFICIAL SHAREHOLDER?

If you are a beneficial owner whose Common Shares are held through a financial advisor, broker, investment dealer, bank, financial institution or other nominee and are therefore registered in a name other than your own, such as CDS Clearing and Depository Services Inc. (“CDS”), you may participate in the Plan by (i) having those Common Shares transferred into your name directly and then enrolling such Common Shares in the Plan as a registered holder or (ii) make appropriate arrangements with the financial advisor, broker, investment dealer, bank, financial institution or other nominee who holds your Common Shares to enroll in the Plan on your behalf. CDS as a participant will in turn enroll with the Plan Agent for the applicable dividend record date.

If you are a beneficial owner of Common Shares and wish to enroll in the Plan through a CDS participant in respect of your Common Shares registered through CDS, appropriate instructions must be received by CDS, as applicable, from the CDS participant no later than such deadline as may be established by CDS from time to time, in order for the instructions to take effect on the dividend payment date to which that dividend record date relates.

Instructions received by CDS after their internal deadline will not take effect until the next following dividend payment date. CDS participants holding Common Shares on behalf of beneficial owners of Common Shares registered through CDS must arrange for CDS to enroll such Common Shares in the Plan on behalf of such beneficial owners in respect of each dividend payment date.

If you are a beneficial owner of Common Shares, you should contact your financial advisor, broker, investment dealer, bank, financial institution or other nominee who holds your Common Shares to provide instructions regarding your participation in the Plan and to inquire about any applicable deadlines that the nominee may impose or be subject to and to confirm the fees, if any, the nominee may charge to enroll your Common Shares in the Plan on your behalf or whether the nominee’s policies might result in any costs otherwise becoming payable by you.

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ONCE ENROLLED, HOW DO I REMAIN IN THE PLAN?

Once enrolled in the Plan, you will continue to be enrolled under the Plan until you terminate participation in the Plan or the Plan is terminated. Neither us nor Computershare will have any duty to inquire as to your residency, nor will we or the Plan Agent be required to know your residency status other than as you have notified us or the Plan Agent.

WHAT ARE MY DIVIDEND REINVESTMENT OPTIONS?

You will not be entitled to direct reinvestment of less than 100% of all cash dividends paid on your Common Shares that participate in the Plan, and you will continue to receive cash dividends, if and when declared, on any of your Common Shares that do not participate in the Plan. You may change your dividend reinvestment election by contacting Computershare. See “Who should I contact with questions about the Plan?” for contact details. In order for any changes in your dividend reinvestment election to take effect for the next dividend payment, if any, you must notify the Plan Agent in writing at least five business days before the record date for the next dividend.

WHEN WILL MY DIVIDEND REINVESTMENT BEGIN?

The reinvestment of any cash dividends will begin with the first cash dividend that we pay following your enrollment, but only if the Plan Agent receives a Reinvestment Enrollment—Participant Declaration Form at least five business days before the record date for that dividend. You can also enroll online through the Plan Agent’s self-service web portal, Investor Centre, at www.investorcentre.com/Nomad. If the Plan Agent receives your Reinvestment Enrollment—Participant Declaration Form, the reinvestment of any cash dividends paid on your Common Shares, or any changes thereto, will begin with the next dividend, if any, provided that you are still a shareholder on the record date for the next dividend.

ARE THERE LIMITATIONS ON PARTICIPATION IN THE PLAN?

You may not transfer the right to participate in the Plan.

Subject to applicable law and regulatory policy, we reserve the right to terminate a participant’s participation at any time if there is less than one Common Share recorded in the Participant’s account or the Participant cannot be contacted at the addresses given by the Participant.

We may deny the right to participate in the Plan to any shareholder if we have reasons to believe that such shareholder has been engaging in market activities, or has been artificially accumulating securities of Nomad, for the purpose of taking undue advantage of the Plan to the detriment of Nomad.

We reserve the right to deny participation in the Plan, and to not accept enrollment from, any person or agent of such person who appears to be, or who we have reason to believe is, subject to the laws of any jurisdiction that does not permit participation in the Plan in the manner sought by or on behalf of such person. Shareholders should be aware that certain intermediaries may not allow participation in the Plan and we are not responsible for monitoring or advising which intermediaries allow participation.

WHEN DOES COMPUTERSHARE REINVEST DIVIDENDS AND PURCHASE COMMON SHARES?

The reinvestment of dividends to purchase Common Shares will occur within one business day at any point during the three business days following the dividend payment date.

HOW DOES THE PLAN AGENT PURCHASE THE COMMON SHARES?

On each of our dividend payment dates, the cash dividends payable on your participating Common Shares are paid by us to the Plan Agent. At our sole election, the Plan Agent shall use those funds (less any withholdings under applicable tax laws) to (i) purchase newly issued Common Shares from us in Treasury Purchases; (ii) purchase Common Shares in Market Purchases. Such determination by us, and the determination of any Applicable Discount in the case of a Treasury Purchase, will be provided to the Plan Agent by written notice.

Your account will then be credited with the number of Common Shares, including fractions computed to six decimal places, equal to (i) the total amount of cash dividends to be reinvested on your behalf, less any applicable withholding tax, divided by (ii) the price per Common Share calculated pursuant to the method described below under “At what price will Common Shares be purchased under the Plan?”

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The total amount to be reinvested in Common Shares on your behalf will depend on the amount of the cash dividend, if any, paid on the number of Common Shares you hold and have designated for reinvestment under the Plan.

Dividends to be reinvested in Common Shares pursuant to the Plan will be denominated in Canadian dollars for all participants in the Plan.

AT WHAT PRICE WILL COMMON SHARES BE PURCHASED UNDER THE PLAN?

Neither Nomad nor the Plan Agent will exercise any direct or indirect control over the price paid for Common Shares purchased under the Plan.

The purchase price of the Common Shares acquired under the Plan on each dividend payment date will depend on whether the Plan Agent purchases such shares by way of a Treasury Purchase or a Market Purchase. The purchase price allocation for each Common Share acquired by the Plan Agent under the Plan will be:

•	In the case of a Treasury Purchase, the Average Market Price less any Applicable Discount; or
•	In the case of a Market Purchase, the average price (excluding any brokerage commissions, administrative costs or other service charges) per Share paid by the Plan Agent for all Common Shares so acquired, the Shares will be purchased within one business day at any point during the three business days following the dividend payment date.

Nomad will announce by way of press release and in dividend announcements whether purchases of Common Shares under the Plan will be made by way of a Treasury Purchase or a Market Purchase and any Applicable Discount for Treasury Purchases in connection with the reinvestment of dividends.

The dividends, the Average Market Price and average price in the event of a Market Purchase will be denominated in Canadian dollars.

WHAT ARE THE FEES ASSOCIATED WITH PARTICIPATION IN THE PLAN?

Participants in the Plan will not be charged any brokerage commissions, administrative costs or other service charges in connection with the purchase of Common Shares under the Plan, and we will pay all costs of administering the Plan.

Participants will be responsible for all applicable brokerage commissions and transfer taxes, if any, incurred in connection with the sale of Common Shares in the Plan by the Plan Agent on behalf of any participant.

If you are a beneficial owner of Common Shares, you should contact your financial advisor, broker, investment dealer, bank, financial institution or other nominee who holds your Common Shares to confirm the fees, if any, the nominee may charge to enroll or sell your Common Shares in the Plan on your behalf or whether the nominee’s policies might result in any costs otherwise becoming payable by you.

WHAT HAPPENS IF I OWN FRACTIONAL COMMON SHARES UNDER THE PLAN?

The Plan Agent will credit your account with fractions of Common Shares, computed to six decimal places, and with dividends in respect of such fractional shares to allow full investment of eligible funds.

WHO IS THE PLAN ADMINISTRATOR?

Computershare, as agent for Plan participants, will administer the Plan. Its responsibilities include:

•	receiving eligible funds;
•	purchasing and holding the Common Shares accumulated under the Plan;
•	selling Common Shares accumulated under the Plan at the request of a participant;
•	reporting regularly to the participants; and
•	other duties specified by the Plan.

Common Shares purchased under the Plan will be registered in the name of each participant and will be held by Computershare in the accounts of participants. We will pay certain administrative fees and expenses of Computershare as may, from time to time, be agreed upon by Computershare and us.

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All whole and fractional Common Shares purchased under the Plan will be registered in the name of the Plan Agent or its nominee and the appropriate number of whole and fractional Common Shares will be credited to the account of registered shareholders or, in the case of beneficial owners of Common Shares, in the name of CDS, who will credit their nominees, as applicable.

WHAT KIND OF REPORTS WILL I RECEIVE AS A PLAN PARTICIPANT?

An individual account is maintained by the Plan Agent for each participant’s holdings under the Plan. An account statement is mailed to each participant quarterly (or at such other frequency determined by Nomad). These statements are a record of a participant’s investment activity under the Plan and should be retained for income tax purposes. Participants will also receive annual income tax slips.

If you are not a registered shareholder and participate in the Plan through arrangements made for you by your financial advisor, broker, investment dealer, bank, financial institution or other nominee, you may or may not be provided with reports with respect to your participation in the Plan. You should contact your nominee regarding obtaining information on your account with the Plan.

HOW DO I SELL COMMON SHARES THAT I PURCHASED THROUGH THE PLAN?

You may request the sale of any number of whole Common Shares of your shares held in the Plan without terminating your participation in the Plan by duly completing the selling instructions located on the reverse of the periodic statement of account you received as a registered holder of Common Shares or by notifying the Plan Agent in writing. Any written notice provided to the Plan Agent must be signed by you as a registered shareholder or by your agent. Alternatively you may withdraw from the Plan by submitting the request online through the Plan Agent’s web portal, www.investorcentre.com/Nomad, or as otherwise identified from time to time by the Plan Agent. Upon receipt of such a request, the Plan Agent will as soon as practicable arrange for the sale of such Common Shares through a registered broker-dealer selected by the Plan Agent from time to time. The selling participant will be charged brokerage commissions and transfer taxes, if any, which will be deducted from the cash proceeds of the sale to be paid to the selling participant. Commissions charged on such sales will be charged at the customary rates charged from time to time by the registered broker-dealer. Common Shares that are sold may be commingled with Common Shares of other participants to be sold on the open market and the sale price of such shares will be the average sale price of all Common Shares commingled and sold on the same day. The Plan Agent can only sell Common Shares acquired under the Plan.

You may not pledge, hypothecate, assign or otherwise dispose of or transfer of any Common Shares held in the Plan. If you wish to pledge, hypothecate, assign, dispose of or otherwise transfer of all or any portion of your Common Shares in the Plan, you must first withdraw such Common Shares from the Plan.

Whole Common Shares may be withdrawn from your account under the Plan by sending a request to the Plan Agent in a form acceptable to it, by referencing the instructions on the reverse of the periodic statement of account you received as a registered holder of Common Shares or by notifying the Plan Agent. Any written notice provided to the Plan Agent must be signed by you as a registered shareholder or by your agent. Alternatively you may withdraw from the Plan by submitting the request online through the Plan Agent’s web portal, www.investorcentre.com/Nomad, or as otherwise identified from time to time by the Plan Agent. Fractions of Common Shares may not be withdrawn.

If you sell or withdraw less than all of your Common Shares in the Plan, dividends paid on your remaining Common Shares in the Plan will continue to be reinvested in Common Shares under the Plan.

If you are not a registered shareholder and participate in the Plan through arrangements made for you by your financial advisor, broker, investment dealer, bank, financial institution or other nominee, you should contact your nominee regarding the procedures for withdrawing or selling Common Shares in the Plan.

HOW DO I TERMINATE MY PARTICIPATION IN THE PLAN?

Your participation in the Plan may be terminated at any time by sending a request to the Plan Agent in a form acceptable to it by referencing the instructions on the reverse of the periodic statement of account you received as a registered holder of Common Shares or by notifying the Plan Agent. Any written notice provided to Computershare must be signed by you as a registered shareholder or by your agent. Alternatively you may terminate your participation in the Plan by submitting the request online through Computershare’s web portal, www.investorcentre.com/Nomad, or as otherwise identified from time to time. If you are not a registered shareholder and participate in the Plan through arrangements made for you by your financial advisor, broker, investment dealer, bank, financial institution or other nominee, you may terminate your participation in the Plan by giving notice to your nominee through which your Common Shares are held, subject to such nominee’s compliance with the requirements of the Plan.

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A request for termination that is received by the Plan Agent will become effective as soon as practicable. On closing a participant’s account under the Plan (and after any funds paid by Nomad to the Plan Agent have been re-invested into additional Common Shares where such termination becomes effective between a dividend record date and a dividend payment date), a direct registration system advice, certificate or other evidence of such whole Common Shares and a cheque for payment for any fraction of a Common Share held in the account will be issued and sent to the participant based on the prevailing market price at the time of sale.

Where the Plan Agent has received written notice of the death of a participant, with written instructions from a person acting in a representative or fiduciary capacity and satisfactory evidence of their proof of appointment and authority to act, the participant’s participation in the Plan will automatically terminate. In such circumstances (and after any funds paid by Nomad to the Plan Agent have been re-invested into additional Common Shares where such termination becomes effective between a dividend record date and a dividend payment date), a direct registration system advice, certificate or other evidence of the Common Shares will be issued in the name of the deceased participant or in the name of the estate of the deceased participant and sent to the representative of the deceased participant along with a cheque for payment for any fraction of a Common Share held in deceased participant’s account based on the prevailing market price at the time of sale.

WILL I RECEIVE SHARE CERTIFICATES FOR PLAN COMMON SHARES?

Direct registration system advice, certificate or other evidence of such Common Shares are not issued to participants for Common Shares while held under the Plan.

WILL I BE ABLE TO VOTE PLAN COMMON SHARES?

Common Shares held for a participant’s account under the Plan will be voted in accordance with the instructions of the participant given on a form to be furnished to the participant by the Plan Agent. Common Shares enrolled in the Plan for which instructions are not received will not be voted. Common Shares under the Plan held by the Plan Agent representing fractional interests in Common Shares will not be voted.

Participants that are non-registered shareholders wishing to vote Common Shares held for their benefit under the Plan should consult their intermediary to determine the procedures for voting such Common Shares.

WHAT HAPPENS IF THERE IS A RIGHTS OFFERING?

If we issue rights to our holders of Common Shares to subscribe for additional Common Shares or other securities, then rights certificates in respect of whole rights will be issued by us to each participant (as well as intermediaries holding Common Shares on behalf of non-registered shareholders) in respect of the Common Shares held for the participant under the Plan on the record date for the rights issue. No rights will be issued on a fraction of a Common Share held in the account of a participant.

WHAT HAPPENS IF THERE IS A STOCK SPLIT OR STOCK DIVIDEND?

If Shares are distributed pursuant to a stock split or stock dividend on our Common Shares, such Common Shares received by Computershare for participants under the Plan will be retained by the Plan Agent and credited proportionately to the respective accounts of participants (as well as intermediaries holding Common Shares on behalf of non-registered shareholders).

WHAT LIABILITY DO NOMAD AND THE PLAN AGENT HAVE UNDER THE PLAN?

None of Nomad, the Plan Agent or any director, officer or employee thereof shall be liable for any act, or for any omission to act, in connection with the operation of the Plan including, without limitation, any claims of liability:

(a)

with respect to any determination made by us or the Plan Agent regarding a shareholder’s eligibility to participate in the Plan or any component thereof, including cancellation of a participant’s participation for failure to satisfy eligibility requirements;

(b)

with respect to any continued enrollment in the Plan of any registered shareholder or non-registered shareholders until receipt of all necessary documentation as provided herein required to terminate participation in the Plan;

(c)

with respect to any failure by CDS, a CDS participant or an Intermediary to enroll or not enroll any non-registered shareholders in the Plan (or, as applicable, any Common Shares held on such non-registered shareholder’s behalf) in accordance with the non-registered shareholder’s instructions or to not otherwise act upon a non-registered shareholder’s instructions;

(d)	with respect to the prices and times at which Common Shares are purchased or sold under the Plan;

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(e)	arising out of failure to terminate a participant’s account upon such participant’s death prior to receipt by the Plan Agent of notice in writing of such death;
(f)	arising out of actions or responsibilities of any Intermediaries acting on behalf of non-registered shareholders;
(g)	with respect to a request that is not fully compliant with applicable laws;
(h)	actions taken as a result of inaccurate and incomplete information or instructions from a participant or their intermediary;
(i)	with respect to any taxes or other liabilities payable by a shareholder in connection with their Common Shares or participation under the Plan;
(j)	with respect to any decision to amend or terminate the Plan in accordance with the terms thereof; or
(k)	as a result of any fluctuations of exchange rates or any currency conversion performed by the Plan Agent.

Participants should recognize that neither Nomad nor the Plan Agent can assure a profit or protect them against a loss on the Common Shares held from time to time for the participants under the Plan.

Notwithstanding any other provision of the Plan, shareholders may not enroll, terminate or change the number of shares enrolled in the Plan at any time when they have knowledge of an undisclosed material fact or material change with respect to Nomad or when they are prohibited from doing so under Nomad’s disclosure and/or trading policies.

MAY THE PLAN BE AMENDED, SUSPENDED OR TERMINATED?

Nomad reserves the right to amend, suspend or terminate the Plan at any time, but such actions shall have no retroactive effect that would prejudice the then-existing interests of the participants. All amendments to the Plan must be pre-cleared by applicable securities regulators and stock exchanges (including the TSX, NYSE and, to the extent applicable, any other stock exchange on which the Common Shares may from time to time be listed and posted for trading) to the extent required by law or stock exchange rules. Affected participants (as well as intermediaries holding Common Shares on behalf of non-registered shareholders) will be notified of any amendment to or suspension or termination of the Plan by written notice or announcement by news release or posting to our website and/or the Plan Agent.

In the event of suspension of the Plan, no dividend reinvestment will be made under the Plan from and including the effective date of such suspension. Any cash dividend received on or after the effective date of suspension will be sent to the participants (as well as intermediaries holding Common Shares on behalf of Beneficial Participants) in cash.

In the event of termination of the Plan, Computershare will promptly send to each participant a direct registration system advice, certificate or other evidence of the whole Common Shares held for such participant under the Plan and a cash payment for any fractional interest in a Common Share in the Plan.

HOW WILL NOTICES TO PARTICIPANTS IN THE PLAN BE ADDRESSED?

Notices to a participant shall be mailed to the most recent address of the participant on the records of Nomad maintained by the Plan Agent.

WHO SHOULD I CONTACT WITH QUESTIONS ABOUT THE PLAN?

All questions regarding the Plan as well as all notices, requests, elections or instructions under the Plan required or permitted to be given to the Plan Agent should be in writing and signed and may be directed:

by phone to:	1-800-564-6253 (Toll Free – Canada and United States) 1-514-982-7555 (Outside North America)

to the website: www.investorcentre.com/Nomad

by mail to:	Computershare Trust Company of Canada 100 University Avenue, 8th Floor, North Tower Toronto, Ontario, Canada M5J 2Y1 Attn: Dividend Reinvestment Department

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WHO INTERPRETS THE PLAN?

Nomad reserves the right to regulate and interpret the Plan as it deems necessary or desirable to ensure its efficient and equitable operations in the best interests of Nomad. Any issues of interpretation arising in connection with the Plan or its application shall be conclusively determined by Nomad.

WHAT ARE THE GOVERNING LAWS OF THE PLAN?

The Plan shall be governed and construed in accordance with the laws in force of the province of Québec and the federal laws of Canada applicable therein.

MATERIAL INCOME TAX CONSIDERATIONS RELATING TO THE PLAN

THE FOLLOWING SUMMARY OF TAX CONSEQUENCES IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE LEGAL OR TAX ADVICE TO ANY PARTICULAR PARTICIPANT. IT IS THE RESPONSIBILITY OF PARTICIPANTS IN THE PLAN TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN IN THEIR RESPECTIVE COUNTRY OF RESIDENCE IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the principal Canadian federal income tax consequences generally applicable, as of the dated hereof, to a participant in the Plan who acquires, as beneficial owner, Common Shares pursuant to the Plan. It is assumed for the purposes of this summary that the participant deals at arm’s length and is not affiliated with the Company as such terms are defined for the purposes of the Income Tax Act (Canada) (the “Tax Act”).

This summary is based on the current provisions of the Tax Act, the regulations thereunder (the “Regulations”), all specific proposals to amend the Tax Act or the Regulations publicly announced by the Minister of Finance (Canada) prior to the date hereof and on the current published administrative policies and assessing practices of the Canada Revenue Agency. No assurance can be made that the tax proposals will be enacted in the form proposed or at all. This summary does not otherwise take into account or anticipate any changes in law, whether by legislative, regulatory, administrative or judicial decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from the Canadian federal income tax considerations discussed herein. This summary is not exhaustive of all possible Canadian federal income tax consequences that may affect a participant in the Plan.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular participant, and no representation with respect to the Canadian federal income tax consequences to any particular participant is made. Consequently, prospective participants are advised to consult their own tax advisors with respect to their particular circumstances. This summary does not address any tax considerations applicable to persons other than participants in the Plan and such persons should consult their own tax advisors regarding the consequences of acquiring, holding and disposing of Common Shares under the Tax Act and under the tax laws of any jurisdiction in which they may be subject to tax.

This summary is not applicable to a participant: (i) that is a “financial institution” for the purposes of the “mark-to-market” rules contained in the Tax Act; (ii) that is a “specified financial institution”; (iii) an interest in which would be a “tax shelter investment”; (iv) that has elected to report its Canadian tax results in a currency other than the Canadian currency; (v) that enters into a “derivative forward agreement” in respect of Common Shares; (vi) that has entered into or will enter into a “synthetic disposition arrangement”, a “derivative forward agreement”, a “dividend rental arrangement” or a “securities lending arrangement” with respect to Common Shares; or (vii) that is a corporation and is, or becomes as part of a transaction or event or series of transactions or events that include the acquisition of Common Shares, controlled by a non-resident corporation and in respect of which a subsidiary of the Company is, or would at any time be, a “foreign affiliate”, as all of those terms are defined in the Tax Act. Any such participant should consult its own tax advisor with respect to an investment in Common Shares.

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Currency

For the purposes of the Tax Act, all amounts expressed in a currency other than Canadian dollars relating to the acquisition, holding or disposition of a Common Share expressed in a currency other than Canadian dollars, including dividends, adjusted cost base and proceeds of disposition, must be determined in Canadian dollars using the relevant rate of exchange required under the Tax Act.

Residents of Canada

The following summary is generally applicable to a participant who, at all relevant times for purposes of the Tax Act, (a) is, or is deemed to be, resident in Canada, and (b) acquires and holds his Common Shares, and will hold all Common Shares acquired under the Plan, as capital property (a “Resident Participant”). Generally, Common Shares are considered to be capital property to a Resident Participant unless they are held in the course of carrying on a business or as part of an adventure or concern in the nature of trade. Certain Resident Participants whose Common Shares do not otherwise qualify as capital property may, in certain circumstances, make an irrevocable election in accordance with subsection 39(4) of the Tax Act to have their Common Shares and every other “Canadian security” (as defined in the Tax Act) owned by such participant in the taxation year of the election and in all subsequent taxation years deemed to be capital property. Resident Participants are advised to consult their own tax advisors to determine whether such an election is available and desirable in their particular circumstances.

Dividends

A Resident Participant will be subject to tax under the Tax Act on all dividends paid on Common Shares (including where such shares are held of record by the Plan Agent for the account of the participant pursuant to the Plan) which are reinvested in Common Shares under the Plan (as well as on any dividends deemed under the Tax Act to be received on Common Shares) in the same manner as the participant would have been if such dividends had been received directly by the participant. Such dividends paid to (or deemed to be received by) a Resident Participant who is an individual (including most trusts) will be subject to the gross-up and dividend tax credit rules in the Tax Act normally applicable to dividends received from taxable Canadian corporations, including the enhanced gross-up and dividend tax credit in respect of dividends designated by the Company as “eligible dividends.” There may be limitations on the ability of the Company to designate dividends as “eligible dividends.”

A Resident Participant that is a corporation will include such dividends in computing its income and generally will be entitled to deduct the amount of such dividends in computing its taxable income. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received or deemed to be received by a participant that is a corporation as proceeds of disposition or as a capital gain. Resident Participants that are corporations should consult their own tax advisors having regard to their own circumstances.

Dividends received by a Resident Participant who is an individual (including certain trusts) may result in such participant being liable for alternative minimum tax under the Tax Act. Resident Participants who are individuals should consult their own advisors in this regard.

A Resident Participant that is a “private corporation” or “subject corporation” (as such terms are defined in the Tax Act) may be liable under Part IV of the Tax Act to pay a refundable tax on dividends received or deemed to be received on the Common Shares to the extent that such dividends are deductible in computing the participant’s taxable income.

The cost for tax purposes to a participant of Common Shares purchased on the reinvestment of dividends made by the Resident Participant to the Plan Agent will be the Canadian dollar equivalent of the price paid by the Plan Agent for the Common Shares. The cost of such Common Shares will be averaged with the adjusted cost base of all other Common Shares held by the participant at the time such Common Shares are acquired for purposes of subsequently computing the adjusted cost base of each such Common Share owned by the participant.

Dispositions

On a disposition or deemed disposition of a Common Share (including by the Plan Agent on behalf of the Resident Participant when the Resident Participant instructs the Plan Agent to sell shares credited to him or her under the Plan), the Resident Participant will realize a capital gain (or capital loss) equal to the amount by which the participant’s proceeds of disposition, net of any reasonable costs of disposition, are greater than (or less than) the participant’s adjusted cost base of the Common Share. Proceeds of disposition will not include an amount that is otherwise required to be included in the Resident Participant’s income. The payment of cash in respect of any fraction of a Common Share on termination of participation in the Plan will constitute a disposition of such fraction of a Common Share for proceeds of disposition equal to the cash payment.

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Generally, one-half of any capital gain (a taxable capital gain) realized by a Resident Participant in a taxation year must be included in computing the participant’s income for the year, and one-half of any capital loss (an allowable capital loss) realized by a Resident Participant in a taxation year must be deducted from taxable capital gains realized by the participant in that year. Allowable capital losses for a taxation year in excess of taxable capital gains for that year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.

Taxable capital gains realized by a Resident Participant who is an individual (including certain trusts) may give rise to liability for alternative minimum tax depending on the participant’s circumstances. A Resident Participant that is a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional refundable tax on certain investment income, including taxable capital gains.

Under specific rules in the Tax Act, any capital loss realized by a Resident Participant that is a corporation on the disposition of a Common Share may be reduced by the amount of certain dividends which were received or were deemed to have been received on such Common Share (or on a share for which such Common Share has been substituted). Similar rules may apply to a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Resident Participants should consult their own tax advisors for specific advice regarding the application of the relevant “stop-loss” provisions in the Tax Act.

A Resident Participant will not realize any capital gain upon withdrawal from or termination of the Plan for the whole Common Shares credited to the Participant’s account.

Non-Residents of Canada

The following summary is generally applicable to a participant under the Plan who, at all relevant times for purposes of the Tax Act and any applicable tax treaty or convention (a) is not, and is not deemed to be, resident in Canada, and (b) does not use or hold, and is not deemed to use or hold, Common Shares in the course of carrying on a business in Canada (a “Non-Resident Participant”). Special rules which are not discussed in this summary may apply to a non-resident participant that is an insurer which carries on an insurance business in Canada and elsewhere.

Dividends

Dividends paid or credited (or deemed to be paid or credited) on Common Shares to a Non-Resident Participant (including where such shares are held of record by the Plan Agent for the account of the Non-Resident Participant pursuant to the Plan) are generally subject to Canadian withholding tax, whether or not such dividends are reinvested under the terms of the Plan. Under the Tax Act, the rate of withholding tax is 25% of the gross amount of such dividends, which rate may be subject to reduction under the provisions of an applicable tax treaty or convention. Under the Canada-United States Tax Convention (1980) (the “U.S. Treaty”), a participant who is resident in the United States for the purposes of the U.S. Treaty and who is entitled to the benefits of such treaty will generally be subject to Canadian withholding tax at a rate of 15% of the amount of such dividends. In addition, under the U.S. Treaty, dividends may be exempt from Canadian withholding tax if paid to certain Non-Resident Participants that are qualifying religious, scientific, literary, educational or charitable tax-exempt organizations, or are qualifying trusts, companies, organizations or other arrangements operated exclusively to administer or provide pension, retirement or employee benefits which are exempt from tax in the U.S., and that have complied with specific administrative procedures. Dividends to be reinvested in Common Shares under the Plan for Non-Resident Participants will be reduced by the amount of any applicable Canadian withholding tax.

Dispositions

A Non-Resident Participant will not be subject to tax under the Tax Act on any capital gain realized on a disposition (or deemed disposition) of a Common Share (including by the Plan Agent on behalf of the Non-Resident Participant when the Non-Resident Participant instructs the Plan Agent to sell shares credited to him or her under the Plan) unless the Common Share constitutes “taxable Canadian property” at the time of the disposition and the Non-Resident Participant is not entitled to relief under an applicable income tax treaty or convention between Canada and the country in which the Non-Resident Participant is resident.

Generally, Common Shares will not be taxable Canadian property to a Non-Resident Participant at a particular time provided that the Common Shares are listed on a designated stock exchange (such as the TSX or the NYSE) at that time, unless at any time during the 60-month period that ends at that time: (i) one or any combination of (a) the Non-Resident Participant, (b) persons with whom the Non-Resident Participant does not deal at arm’s length and/or (c) partnerships in which the Non-Resident Participant or a person described in (b) holds a membership interest (directly or indirectly through one or more partnerships), own 25% or more of the issued shares of any class or series of the Company, and (ii) more than 50% of the fair market value of the Common Shares was derived directly or indirectly from any combination of: (a) real or immovable property situated in Canada, (b) “Canadian resource property” (within the meaning of the Tax Act), (c) “timber resource property” (within the meaning of the Tax Act), or (d) options in respect of, or interests in, or for civil law rights in, any of the foregoing, whether or not such property exists. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, a Common Share could be deemed to be taxable Canadian property.

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Even if a Common Share is considered to be taxable Canadian property of a Non-Resident Participant at the time of its disposition, a capital gain realized on the disposition may nevertheless be exempt from tax under the Tax Act pursuant to the terms of an applicable income tax treaty or convention.

Under the U.S. Treaty, a capital gain realized on the disposition of a Common Share by a Non-Resident Participant who is entitled to the benefits of such treaty generally will be exempt from tax under the Tax Act except where the Common Share at the time of disposition derives its value principally from real property situated in Canada including rights in respect of Canadian resource property.

Generally, if a Common Share constitutes taxable Canadian property to a Non-Resident Participant at the time of its disposition and any capital gain realized by the participant on the disposition is not exempt from tax under the Tax Act by virtue of an applicable income tax treaty or convention, the participant will be required to include one-half of the amount of the capital gain in its “taxable income earned in Canada” for the year of disposition as a taxable capital gain. Subject to and in accordance with the provisions of the Tax Act, one-half of any capital loss realized by a Non-Resident Participant in a taxation year from the disposition of taxable Canadian property may be deducted as an allowable capital loss from any taxable capital gains realized by the participant in the year from the disposition of taxable Canadian property. If allowable capital losses for a year exceed taxable capital gains from the disposition of taxable Canadian property, the excess may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year from net taxable capital gains realized in such years from the disposition of taxable Canadian property to the extent and in the circumstances prescribed by the Tax Act. Non-Resident Participants who dispose of taxable Canadian property are required to file a Canadian income tax return for the year of disposition, including where any resulting capital gain is not subject to tax under the Tax Act by virtue of an applicable income tax treaty or convention.

A Non-Resident Participant will not realize any capital gain upon withdrawal from or termination of the Plan for the whole Common Shares credited to the Non-Resident Participant’s account.

Non-Resident Participant who may hold Common Shares as taxable Canadian property should consult their own tax advisors.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) of Common Shares that participates in the Plan (a “U.S. Participant”). This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions, existing and proposed U.S. Treasury regulations, the U.S. Treaty and interpretations of the foregoing, all as of the date hereof, all of which are subject to change (possibly with retroactive effect) which may result in U.S. federal income tax consequences materially different from those described below. No rulings from the U.S. Internal Revenue Service (the “IRS”) have been or will be sought with respect to the matters described below and no assurance can be given that the IRS will not challenge or that a court will not sustain a challenge to the consequences described below. This summary does not purport to be a description of all U.S. federal income tax considerations that may be relevant to any U.S. Participant in light of such U.S. Participant’s particular circumstances. Furthermore, this summary does not address the U.S. federal income tax considerations applicable to U.S. Participants subject to special rules, such as (i) certain financial institutions, real estate investment trusts, regulated investment companies or insurance companies; (ii) tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (iii) traders in securities that elect to use a mark-to-market method of accounting; (iv) dealers in securities or currencies; (v) persons holding Common Shares in connection with a hedging transaction, “straddle,” conversion transaction or other integrated transaction; (vi) persons that own directly, indirectly or constructively 10% or more, by voting power, of the outstanding equity interests of the Company; (vii) persons that acquired the Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (viii) persons whose “functional currency” is not the U.S. dollar; (ix) persons subject to the alternative minimum tax; and (x) U.S. expatriates. In addition, this discussion does not include any description of any estate and gift tax consequences, and does not address the tax laws of any state, local, non-U.S. or other jurisdiction that may be applicable. This discussion is addressed to U.S. Participants that hold Common Shares as capital assets within the meaning of Section 1221 of the Code.

The following discussion is for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any holder or prospective holder of Common Shares. U.S. Participants are urged to consult their tax advisors with respect to the U.S. federal, state and local tax consequences, the non-U.S. tax consequences and the non-tax consequences of the acquisition, ownership and disposition of Common Shares.

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of a Common Share that is (i) a citizen or individual resident of the United States as determined for U.S. federal income tax purposes; (ii) a corporation or other entity taxable as a corporation organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (1) the administration of which is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

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If a pass-through entity, including a partnership or other entity treated as a partnership for U.S. federal income tax purposes, is a beneficial owner of Common Shares, the U.S. federal income tax treatment of such pass-through entity and of an owner or partner thereof generally will depend upon the status of such owner or partner and upon the activities of the pass-through entity. Any owner or partner of a pass-through entity holding Common Shares is urged to consult its own tax advisor.

Distributions/Acquisition of Common Shares Pursuant to the Plan

Subject to the “passive foreign investment company” (“PFIC”) discussion below, in the case of a Treasury Purchase, a U.S. Participant will be treated as receiving a distribution for U.S. federal income tax purposes in an amount equal to the fair market value on the applicable dividend payment date of the Common Shares purchased with reinvested dividends plus the amount of any Canadian withholding tax withheld therefrom. The fair market value of the Common Shares purchased from us on the applicable dividend payment date may be higher or lower than the price used to determine the number of Common Shares purchased pursuant to the Plan. In the case of a Market Purchase, a U.S. Participant will be treated as receiving a distribution for U.S. federal income tax purposes in an amount equal to the sum of (i) the cash dividend paid by us (without reduction for any Canadian tax withheld from such dividend) and (ii) any brokerage commissions, fees, transaction costs or other related charges paid by us that are allocable to the Plan Agent’s purchase of Common Shares on behalf of such U.S. Participant. The amount of any such distribution to a U.S. Participant (reduced by any Canadian tax withheld from such distribution, accounted for as cash) will be such U.S. Participant’s tax basis in the Common Shares purchased. A U.S. Participant’s holding period for these Common Shares will begin on the day following the date of purchase.

Any distribution to a U.S. Participant described in the preceding paragraph will be subject to U.S. federal income tax in the same manner as cash distributions described below. See “Purchase, Ownership and Disposition of Common Shares -- Cash Distributions.”

If U.S. backup withholding tax applies to any dividends paid that are to be reinvested in Common Shares, the number of Common Shares credited to your account will be reduced as a result of such backup withholding tax. See “Tax Considerations Relating to Purchase, Ownership and Disposition of Common Shares—Backup Withholding Tax and Information Reporting.”

Purchase, Ownership and Disposition of Common Shares

Cash Distributions

Subject to the application of the PFIC rules discussed below, a U.S. Participant that receives a cash distribution with respect to a Common Share generally will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian tax withheld from such distribution) to the extent of our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes). To the extent the amount of such distribution exceeds such current and accumulated earnings and profits, it will be treated first as a non-taxable return of capital to the extent of such U.S. Participant’s tax basis in such Common Share and, thereafter, will be treated as gain from the sale or exchange of such Common Share. The Company does not currently expect to calculate its earnings and profits under United States federal income tax principles and cannot provide U.S. Participants with such information. Therefore, U.S. Participants should expect the entire amount received pursuant to the Plan to be treated as a dividend if such amount is treated as a distribution as described above

Distributions on Common Shares that are treated as dividends generally will constitute income from sources outside the United States and generally will be categorized for U.S. foreign tax credit purposes as “passive category income” or, in the case of some U.S. Participants, as “general category income.” A U.S. Participant may be eligible to elect to claim a U.S. foreign tax credit against its U.S. federal income tax liability, subject to applicable limitations and holding period requirements, for Canadian tax withheld, if any, from distributions received in respect of the Common Shares. A U.S. Participant that does not elect to claim a U.S. foreign tax credit generally may instead claim a deduction for Canadian tax withheld, but only for a taxable year in which the U.S. Participant elects to do so with respect to all foreign income taxes paid or accrued in such taxable year. Special rules apply in determining the amount allowable to be claimed as a foreign tax credit with respect to excess distributions received by a U.S. Participant from a PFIC. The rules relating to U.S. foreign tax credits are very complex, and each U.S. Participant is urged to consult its own tax advisor regarding the application of such rules.

If, as expected, Common Shares are readily tradable on an established U.S. securities market within the meaning of the Code or (if Common Shares are not so tradable) if the Company is eligible for benefits under the U.S. Treaty, and if certain holding period and other requirements (including but not limited to a requirement that the Company is not a PFIC in the year of the dividend or the preceding year) are met, dividends received by a non-corporate U.S. Participant generally will be “qualified dividend income” to such U.S. Participant. Qualified dividend income received by a non-corporate U.S. Participant (including an individual) from the Company generally will be subject to U.S. federal income tax at preferential rates (currently 20% plus the 3.8% unearned income Medicare contribution tax, if applicable to the U.S. Participant) if certain conditions are met. U.S. Participants should consult with their own tax advisors regarding the availability of lower rates on qualified dividend income.

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In the case of a U.S. Participant that is a U.S. corporation, distributions from the Company generally are not eligible for the dividends received deduction.

The amount of any cash distribution paid in Canadian dollars with respect to Common Shares will be equal to the U.S. dollar value of the Canadian dollars on the date of distribution regardless of whether the payment is in fact converted into U.S. dollars at that time. Gain or loss, if any, realized on the sale or disposition of Canadian dollars will generally be U.S. source ordinary income or loss. A U.S. Holder that does not participate in the Plan, and that continues to receive cash dividends, will be treated as receiving a distribution equal to the sum of (i) the amount of cash received, and (ii) the U.S. dollar amount of any Canadian taxes withheld with respect to the distribution.

Withdrawal, Termination and Sale or Other Disposition of Common Shares

U.S. Participants generally will recognize a taxable gain or loss when they sell or exchange Common Shares, including when U.S. Participants instruct the Plan Agent to sell shares credited to them under the Plan, and when they receive cash payments for fractional shares credited to their accounts upon withdrawal from or termination of the Plan or otherwise. The amount of any such gain or loss will be equal to the difference between the amount a participant receives for his or her Common Shares or fraction thereof and the U.S. Participant’s adjusted tax basis in these Common Shares or fraction thereof. Subject to the PFIC discussion below, such gain or loss generally will be a capital gain or loss and will be a long-term capital gain or loss if the holding period for such Common Shares exceeds one year. Except as provided below with respect to PFIC shares, long-term capital gain of a non-corporate U.S. holder is generally subject to tax at a lower maximum tax rate (currently 20%). The deductibility of capital losses is subject to limitations. A U.S. Participant’s gain or loss on Common Shares generally will be treated as being from sources within the United States for foreign tax credit limitation purposes. U.S. Participants that are individuals, estates or trusts and whose income exceeds certain thresholds will also be subject to a 3.8% Medicare tax on capital gains from the sale or other taxable disposition of the Common Shares.

A U.S. Participant will not realize any taxable income upon withdrawal from or termination of the Plan for the whole Common Shares credited to the U.S. Participant’s brokerage account.

Passive Foreign Investment Company Status

Special, generally unfavorable, U.S. federal income tax rules apply to U.S. Holders owning stock of a “passive foreign investment company” or “PFIC” within the meaning of Section 1297 of the Code. A foreign corporation will be considered a PFIC for any taxable year in which, after taking into account the income and assets of the corporation and certain subsidiaries pursuant to applicable “look through” rules, either (1) 75 percent or more of its gross income is “passive” income (the “income test”) or (2) 50 percent or more of the average value of its assets is attributable to assets that produce passive income or are held for the production of passive income (the “asset test”). For this purpose, “passive income” generally includes, among other things, interest, dividends, rents, royalties, certain gains from the sale of stock and securities and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a non-U.S. corporation’s commodities are stock in trade or inventory, depreciable property used in a trade or business, or supplies regularly used or consumed in the ordinary course of a trade or business. For purposes of determining whether a foreign corporation will be considered a PFIC, such foreign corporation will be treated as holding its proportionate share of the assets and receiving directly its proportionate share of the income of any other corporation in which it owns, directly or indirectly, more than 25 percent (by value) of the other corporation’s stock. The determination of PFIC status for any particular year is based on the types of income the Company earns and the types and value of the Company’s assets from time to time, all of which are subject to change, as well as, in part, the application of complex U.S. federal income tax rules, which are subject to differing interpretations. Additionally, the U.S. Treasury Department has not issued specific guidance on how the income and assets of a non-U.S. corporation such as the Company will be treated under the PFIC rules. Based on the Company’s current and anticipated business activities and financial expectations, it may be a PFIC for its current tax year and the foreseeable future, and may have been a PFIC for prior taxable years. If the Company is classified as a PFIC in any year during which a U.S. Holder holds Common Shares, the Company generally will continue to be treated as a PFIC as to such U.S. Holder in all succeeding years that such U.S. Holder continues to hold such Common Shares, regardless of whether the Company continues to meet the income or asset test discussed above.

If the Company is classified as a PFIC for any taxable year during which a U.S. Holder holds Common Shares, such U.S. Holder would generally be subject to increased tax liability (including an interest charge) upon the receipt of certain “excess distributions” and upon the sale or other disposition of Common Shares. An excess distribution is the portion of any distributions to a U.S. Holder with respect to Common Shares during a single taxable year that exceeds 125% of the average annual distributions received by such U.S. Holder with respect to Common Shares during the three preceding taxable years or, if shorter, during such U.S. Holder’s holding period for such Common Shares. In addition, a U.S. Holder of PFIC Common Shares is generally required to allocate any excess distribution, or gain from the sale or other disposition of the Common Shares, ratably over the holding period for Common Shares. The excess distribution or gain from the sale or other disposition of the Common Shares generally would be taxed as ordinary income, at the highest applicable rate in effect for each taxable year of the holding period and, in addition, the tax on amounts allocated to prior taxable years would be subject to an interest charge at the rate applicable to underpayments of tax with respect to such prior years.

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If the Company is classified as a PFIC, certain elections may be available to mitigate such consequences. If the Common Shares are regularly traded on a registered national securities exchange or certain other exchanges or markets, then such Common Shares will constitute “marketable stock” for purposes of the PFIC rules. The Company expects that the Common Shares will constitute “marketable stock” for purposes of the PFIC rules. U.S. Holders that make a “mark-to-market election” with respect to marketable stock would not be subject to the foregoing PFIC rules. Instead, after making the mark-to-market election, a U.S. Holder generally would include as ordinary income, each year during which the election is in effect and during which the Company is a PFIC, the excess, if any, of the fair market value of Common Shares at the end of the taxable year over the U.S. Holder’s adjusted tax basis in such Common Shares. Annual mark-to-market ordinary income is not eligible for the preferential qualified dividend or long-term capital gains tax rates. A U.S. Holder with a mark-to-market election in effect also would be allowed to take an ordinary loss in respect of the excess, if any, of its adjusted tax basis in Common Shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income that was previously included as a result of the mark-to-market election). A U.S. Holder’s tax basis in Common Shares would be adjusted to reflect any income or loss amounts resulting from a mark-to-market election. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Common Shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. U.S. Holders are urged to consult their own tax advisor regarding the availability of the mark-to-market election, and whether the election would be advisable in their particular circumstances.

If the Company is classified as a PFIC for any tax year in which a U.S. Holder held Common Shares, and such U.S. Holder had made a timely and effective election to treat the Company as a “qualified electing fund” (a “QEF Election”) for the first tax year of such U.S. Holder’s holding period in which the Company is classified as a PFIC, then such U.S. Holder generally would not be subject to the PFIC rules described in the preceding paragraphs. Instead, such U.S. Holder would be subject to U.S. federal income tax on such holder’s pro rata share of (a) the net capital gain of the Company, which would be taxed as long-term capital gain to such U.S. Holder, and (b) the ordinary earnings of the Company, which would be taxed as ordinary income to such U.S. Holder. A QEF Election, once made, would be effective with respect to such U.S. Holder’s Common Shares for all subsequent tax years in which the Company were treated as a PFIC, unless the QEF Election is invalidated or terminated or the IRS consents to revocation of the QEF Election. The QEF election will not be available, however, if the Company does not provide the information necessary to make such an election. The Company does not currently expect to provide the information necessary to make a QEF election, and thus, even if the Company is a PFIC, the QEF election may not be available with respect to Common Shares.

As discussed above in “Distributions/Acquisition of Common Shares Pursuant to the Plan,” notwithstanding any election made with respect to the Common Shares, if the Company is a PFIC in either the taxable year of the distribution or the preceding taxable year, dividends received with respect to Common Shares will not constitute qualified dividend income eligible for reduced rates of taxation.

In any year in which the Company is classified as a PFIC, a U.S. Holder generally will be required to file an annual report with the IRS containing certain information regarding such holder’s interest in the Company (generally on IRS Form 8621). A failure to satisfy such reporting requirement could result in the extension of the statute of limitations with respect to federal income tax returns filed by such U.S. Holder. The PFIC rules are complex, and each U.S. Holder should consult its own tax advisor regarding the foregoing reporting requirements, the advisability of making a QEF Election or Mark-to-Market Election, and any other tax consequences under the PFIC rules of acquiring, owning and disposing of Common Shares.

Foreign Currency Gains

If taxable dividends with respect to Common Shares are treated as paid in Canadian dollars, such dividends will be included in the gross income of a U.S. Holder as translated into U.S. dollars calculated by reference to the exchange rate prevailing on the date of actual or constructive receipt of the dividend, regardless of whether the Canadian dollars are converted into U.S. dollars at that time. If a U.S. Holder receives Canadian dollars upon the sale, exchange or other taxable disposition of Common Shares, the amount realized by such U.S. Holder will generally be based on the U.S. dollar value of the Canadian dollars received on the settlement date of the disposition. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. Any U.S. Holder that receives payment in Canadian dollars and engages in a subsequent conversion or other disposition of the Canadian dollars may have a foreign currency exchange gain or loss that will be treated as ordinary income or loss, and such gain or loss generally will be U.S. source gain or loss for foreign tax credit purposes.

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U.S. Information Reporting and Backup Withholding

Under some circumstances, a U.S. Holder may be subject to U.S. information reporting and backup withholding tax on distributions paid on Common Shares or from the disposition of Common Shares. Information reporting and backup withholding will not apply, however, to a U.S. Holder that is a corporation or is otherwise exempt from information reporting and backup withholding and, when required, demonstrates this fact. Backup withholding also will not apply to a U.S. Holder that furnishes a correct taxpayer identification number, certifies on an IRS Form W-9 or successor form, under penalty of perjury, that it is not subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Holder that fails to provide the correct taxpayer identification number on IRS Form W-9 or any successor form may be subject to penalties imposed by the IRS. Backup withholding, currently at a 24% rate, is not an additional tax, and any amount withheld under these rules will be allowed as a refund or credit against a U.S. Holder’s U.S. federal income tax liability if the required information is timely furnished to the IRS.

Certain U.S. Holders who are individuals and who hold certain specified foreign assets in excess of $50,000 may be required to report information relating to Common Shares, subject to certain exceptions (including an exception for Common Shares held in accounts maintained by certain financial institutions). U.S. holders are urged to consult their tax advisors regarding their reporting requirements.

PLAN OF DISTRIBUTION

Subject to the discussion below, we will distribute Common Shares purchased under the Plan as described in this prospectus. Computershare will assist in the identification of shareholders, execute transactions in the Common Shares pursuant to the Plan and provide other related services, but will not be acting as an underwriter with respect to our Common Shares sold under the Plan. You will pay no brokerage commissions or trading or transaction fees on Common Shares purchased through the Plan with reinvested dividends. However, you may be responsible for other fees and expenses, including brokerage commissions and trading and transaction fees, if you request that your Common Shares that are subject to the Plan be sold by the Plan Agent under the Plan.

Persons who acquire our Common Shares through the Plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Exchange Act and may be considered to be underwriters within the meaning of the Securities Act. We will not extend to any such person any rights or privileges other than those to which such person would be entitled as a participant in the Plan, nor will we enter into any agreement with any such person regarding the resale or distribution by any such person of Common Shares so purchased.

Our major shareholders, directors, officers and members of our management, supervisory or administrative bodies may participate in the Plan.

From time to time, financial intermediaries, including brokers and dealers and other persons, may engage in positioning transactions in order to benefit from any discounts to the market price applicable to Common Shares purchased pursuant to the reinvestment of dividends under the Plan. Those transactions may cause fluctuations in the trading price and volume of our Common Shares. Financial intermediaries and such other persons who engage in positioning transactions may be deemed to be underwriters. We have no arrangements or understandings, formal or informal, with any person relating to the sale of our Common Shares to be received under the Plan. We reserve the right to modify, suspend or terminate participation in the Plan by otherwise eligible persons to eliminate practices that are inconsistent with the purposes of the Plan.

CAPITALIZATION AND INDEBTEDNESS

There have not been any material changes in the share, loan capital and indebtedness of the Company that have not been disclosed in the Company’s most recently filed Interim Financial Statements, which are incorporated by reference into this prospectus. In the event the aggregate 2,660,000 Common Shares are acquired pursuant to Treasury Purchases under the Plan, the share capital of the Company will increase by an equal number of Common Shares.

DESCRIPTION OF COMMON SHARES

The Common Shares to be offered by this prospectus will be offered to our shareholders pursuant to participation in the Plan. Our Common Shares are currently listed on the TSX and the NYSE under the symbol “NSR”. Our Common Shares are also quoted for trading in Germany on the FSE under the symbol “IRL”.

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The holders of the Common Shares are entitled to receive notice of, and to attend, all meetings of shareholders, except meetings at which only holders of another specified class or series of the Company are entitled to vote. Each holder of Common Shares is entitled to one vote for each Common Share held on all ballots taken at such meetings. Subject to the prior rights, privileges, restrictions and conditions attaching to the preference shares or to any other class of shares of the Company ranking senior to the Common Shares, the holders of Common Shares are entitled to receive dividends as, when and in such amounts declared by the directors of the Company from time to time. In the event of the dissolution, liquidation, or winding-up of the Company or other distribution of the property and assets of the Company among its shareholders for the purpose of winding-up the affairs of the Company, holders of Common Shares shall, after payment of the amount payable to the holders of preference shares and shares of any other class of shares of the Company ranking senior to the Common Shares, be entitled to receive, equally, share for share, with the holders of shares of all other classes of shares of the Company ranking equally with the Common Shares in respect of the final distribution of the property and assets of the Company, the remaining property and assets of the Company. The Common Shares carry no pre-emptive or conversion rights.

As of November 8, 2021, there were 56,665,816 issued and outstanding Common Shares. The registrar and transfer agent for the Common Shares is Computershare Investors Services Inc. at its offices in Montreal, Québec and Toronto, Ontario and the United States co-transfer agent for the Common Shares is Computershare Trust Company, N.A. at its offices in Canton, Massachusetts, Jersey City, New Jersey and Louisville, Kentucky.

EXPENSES

The expenses in connection with the issuance and distribution of the Common Shares being offered are as follows:

Securities and Exchange Commission Registration Fee*	US$2,500
Stock Exchange Listing fees*	US$52,000
Accounting Fees*	US$28,000
Legal Fees and Expenses*	US$57,000
Total*	US$139,500

* Estimated

INDEMNIFICATION

In accordance with the Canada Business Corporations Act, our by-laws indemnify a director or officer of the Company, a former director or officer of the Company or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity provided:

(a) the individual acted honestly and in good faith with a view to the best interest of the Company or, as the case may be, to the best interest of the other entity for which the individual acted as director or officer in a similar capacity at the Company’s request; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds to believe that his conduct was lawful.

Furthermore, subject to the limitation contained in the Canada Business Corporations Act, we may purchase and maintain such insurance for the benefit of any person referred to in this section, as our board of directors may from time to time determine.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers and any persons who control us, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

Certain legal matters have been passed upon for us by Jenner & Block LLP, New York, New York, acting as our U.S. counsel and by Fasken Martineau DuMoulin LLP, Montreal, Québec, acting as our Canadian counsel.

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EXPERTS

The financial statements of the Company as of December 31, 2020 and for the year ended December 31, 2020 incorporated in this Prospectus by reference to the Annual Report on Form 40-F for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of the Company for the year ended December 31, 2019 incorporated in this Prospectus by reference to the Annual Report on Form 40-F for the year ended December 31, 2020, have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The scientific and technical information contained or incorporated by reference in this prospectus was reviewed and approved by Vincent Cardin-Tremblay, P.Geo., Vice President, Geology of the Company and a “Qualified Person” as defined in NI 43-101.

To the knowledge of the Company, Mr. Cardin-Tremblay holds less than one percent (1%) of the outstanding Common Shares or securities convertible into Common Shares of the Company or of any associate or affiliate of the Company as of the date hereof, including any direct or indirect interest in any securities of the Company which Mr. Cardin-Tremblay may receive as a result of the review and approval of the scientific and technical disclosure contained in or incorporated by reference in this prospectus.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Under the Canada Business Corporations Act, the Company may indemnify a director or officer of the Company, a former director or officer of the Company or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity on condition that (i) the individual acted honestly and in good faith with a view to the best interests of the Company, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Company’s request; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds to believe that his conduct was lawful. Further, the Company may, with court approval, indemnify a person described above in respect of an action by or on behalf of the Company to procure a judgment in its favor, to which the person is made a party by reason of being or having been a director or an officer of the Company, against all costs, charges and expenses reasonably incurred by the person in connection with such action if he or she fulfils conditions (i) and (ii) above. A director is entitled to indemnification from the Company as a matter of right if he was substantially successful on the merits in his defense and fulfilled conditions (i) and (ii) above.

In accordance with the Canada Business Corporations Act, the by-laws of the Company indemnify a director or officer, a former director or officer, or a person who acts or acted at a Company’s request as a director or officer of a corporation in which the Company is or was a shareholder or creditor against any and all losses and expenses reasonably incurred by him or her in respect of any civil, criminal, administrative action or proceeding to which he was made a party by reason of being or having been a director or officer of the Company or other corporation if he or she acted honestly and in good faith with a view to the best interests of the Company, or, in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

Subject to the limitation contained in the Canada Business Corporations Act, we may purchase and maintain such insurance for the benefit of any person referred to in this section, as our board of directors may from time to time determine.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy in the United States as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

The list of exhibits is incorporated herein by reference to the Exhibit Index following the signature pages.

Item 10. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering; provided, however, that a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the Registrant; and

(iv)	Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Montreal, Province of Québec, Country of Canada, on November 9, 2021.

NOMAD ROYALTY COMPANY LTD.

By:	/s/ Vincent Metcalfe
Name:	Vincent Metcalfe
Title:	Chief Executive Officer

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POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Elif Lévesque and Vincent Metcalfe, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and hereby grants to said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on November 9, 2021.

Signature	Title

/s/ Vincent Metcalfe	Chair of the Board of Directors and Chief Executive Officer
Vincent Metcalfe

/s/ Elif Lévesque	Chief Financial Officer and Corporate Secretary
Elif Lévesque

/s/ Joseph de la Plante	Chief Investment Officer and Director
Joseph de la Plante

/s/ Robin Weisman	Lead Director
Robin Weisman

/s/ Istvan Zollei	Director
Istvan Zollei

/s/ Gerardo Fernandez	Director
Gerardo Fernandez

/s/ Jamie Porter	Director
Jamie Porter

/s/ Susan Kudzman	Director
Susan Kudzman

/s/ Matthew Gollat	Director
Matthew Gollat

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of the Registrant in the United States, on November 9, 2021.

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Partner

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EXHIBIT INDEX

Exhibit No.	Document
4.1	Dividend Reinvestment Plan, dated November 8, 2021
5.1	Opinion of Fasken Martineau DuMoulin LLP, Montreal, Québec
5.2	Opinion of Jenner & Block LLP, New York, New York
5.3	Opinion of Fasken Martineau DuMoulin LLP, Montreal, Québec (included in Exhibit 5.1)
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of KPMG LLP
23.3	Consent of Vincent Cardin-Tremblay
23.4	Consent of Fasken Martineau DuMoulin LLP, Montreal, Québec (included in Exhibit 5.1)
23.4	Consent of Jenner & Block LLP, New York, New York (included in Exhibit 5.2)
24.1	Powers of Attorney (included on the signature page of this Registration Statement)

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